Exhibit 23.2

                        CONSENT OF ROSE, SNYDER & JACOBS,
                  A CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of MachineTalker, Inc. for the fiscal years ending December 31, 2004 and December 31, 2003, and to the reference to it as experts in accounting and auditing relating to said financial statements, in this Registration Statement on Form SB-2 for MachineTalker, Inc.


/s/ Rose, Snyder & Jacobs
----------------------------
ROSE, SNYDER & JACOBS, A CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS Encino, California
December 9, 2005